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                                                              Ex 10.13(a)


                             RANDALL'S FOOD MARKETS, INC.
                           KEY EMPLOYEE STOCK PURCHASE PLAN





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                                  TABLE OF CONTENTS

                                                                      Page

                                      ARTICLE I

DEFINITIONS AND CONSTRUCTION........................................     1
    1.1  Definitions................................................     1

                                      ARTICLE II

ELIGIBILITY AND PARTICIPATION.......................................     4

    2.1  Eligibility................................................     4
    2.2  Participation..............................................     4

                                     ARTICLE III

CONTRIBUTIONS.......................................................     4

    3.1  Participant's Basic Contribution...........................     4
    3.2  Participant's Bonus Contribution...........................     5
    3.3  Participant's Voluntary Contribution.......................     5
    3.4  Participant's Discretionary Contribution...................     5
    3.5  Voluntary Contribution Limits..............................     5

                                      ARTICLE IV

INVESTMENT OF FUNDS.................................................     6

    4.1  Establishment of Trust....................................     6
    4.2  Stock Fund................................................     6
    4.3  Separate Participant Account..............................     6
    4.4  Statements to Participants................................     6
    4.5  Voting Company Stock......................................     6

                                      ARTICLE V

DISTRIBUTIONS.......................................................     7

    5.1  Severance from Service.....................................     7
    5.2  Type of Distribution.......................................     7
    5.3  Advance Distribution for Hardship..........................     7
    5.4  Withdrawals................................................     8

                                    ARTICLE VI

TERMINATION OF EMPLOYMENT...........................................     8

                                     ARTICLE VII

PLAN TERMINATION, AMENDMENT, MODIFICATION OR SUPPLEMENT.............    8

    7.1  Termination................................................    8
    7.2  Benefits Upon Termination of Plan By the Employer..........    9


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                                     ARTICLE VIII

OTHER BENEFITS AND AGREEMENTS.......................................    9

                                      ARTICLE IX

RESTRICTIONS ON ALIENATION OF BENEFITS..............................    9

                                      ARTICLE X

ADMINISTRATION OF THIS PLAN.........................................    9

    10.1 Appointment of Committee...................................    9
    10.2 Committee Officials........................................   10
    10.3 Committee Action...........................................   10
    10.4 Committee Rules and Powers - General. .....................   10
    10.5 Reliance on Certificates, etc. ............................   10
    10.6 Liability of Committees....................................   10
    10.7 Determination of Benefits..................................   11
    10.8 Information to Committee...................................   11

                                      SECTION XI

CLAIM PROCEDURE.....................................................   11

    11.1 Filing Original Claim......................................   11
    11.2 Appeal to Committee........................................   11

                                     SECTION XII

MISCELLANEOUS.......................................................   12
    12.1 Reliance Upon Information..................................   12
    12.2 Governing Law..............................................   12
    12.3 Severability...............................................   12
    12.4 Headings...................................................   12
    12.5 Non-Waiver.................................................   12
    12.6 Plan on File...............................................   12
    12.7 Notices....................................................   12



                                      ii

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                             RANDALL'S FOOD MARKETS, INC.
                           KEY EMPLOYEE STOCK PURCHASE PLAN


                                       PURPOSE

    The purpose of the Randall's Food Markets, Inc. Key Employee Stock Purchase Plan is to provide specified benefits to a select group of key employees who contribute materially to the continued growth, development and future business success of Randall's Food Markets, Inc., a corporation organized and existing under the laws of the State of Texas (the "Employer"). It is the intention of the Employer that this Plan and the individual agreements established hereunder provide a select group of managers and certain highly compensated employees the opportunity to share in the business success of the Employer.

                                      ARTICLE I

                             DEFINITIONS AND CONSTRUCTION

    1.1 Definitions. For purposes of this Plan, the following phrases or terms shall have the indicated meanings unless otherwise clearly apparent from the context.

         (a) "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         (b) "Beneficiary" shall mean the person or persons to whom the benefits under this Plan are to be paid upon a Participant's death, and such person shall be the person or persons designated by the Participant to receive benefits under the Randall's Food Markets, Inc. Salaried Employee Stock Ownership Plan ("ESOP"); provided however, if a divorce petition is on file at a court of competent jurisdiction concerning a Participant and his or her spouse, the Participant may designate a Beneficiary other than his spouse without obtaining such spouse's consent. In the event no valid designation of Beneficiary exists at the time of a Participant's death, the benefit provided for in Section 5.1 shall be payable to the Participant's estate. This provision enabling each Participant to designate one or more Beneficiaries shall constitute a nontestamentary payment provision covered by Section 450 of the Texas Probate Code. Any payment made by the Employer in good faith and in accordance with the provision of this Plan and a Participant's Plan Agreement shall fully discharge the Employer from all further obligations with respect to such payment.

         (c) "Board of Directors" shall mean the Board of Directors of Randall's Food Markets, Inc. unless otherwise indicated or the context otherwise requires.


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         (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         (e) "Committee" shall mean the Key Employee Stock Purchase Committee appointed by the Board of Directors to administer and manage the Plan and the individual Plan Agreements pursuant to Article X hereof.

         (f) "Company Stock" shall mean common stock issued by the Employer (or by a corporation which is a member of the Controlled Group of Corporations in which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

         (g) "Compensation" shall mean a Participant's total wages, salaries and other amounts received from the Employer for personal services actually rendered, including bonuses, Employer contributions to any welfare or deferred compensation plan and any deferred benefits otherwise provided to a Participant, and any stock options or other distributions which receive special tax treatment. For the purpose of determining the amount of such compensation, the books and records of the Employer shall be conclusive.

         Compensation shall be recognized as of an Employee's effective date of participation pursuant to Section 2.2.

         (h) "Controlled Group of Corporations" shall mean any group of corporations as set forth in Section 1563(a) of the Code.

         (i) "Disability" shall mean a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Committee. The determination shall be applied uniformly to all Participants.

         (j)  "Effective Date" shall mean March 1, 1992.

         (k) "Eligible Employee" shall mean an Employee (i) who is either a highly compensated Employee or an Employee who is a key manager of the

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    operations of a segment of the Employer's business and (ii) who is selected by the Committee in its sole discretion.

         (l) "Employee" shall mean any person who is employed by the Employer and compensated on a salaried basis, but excludes any person who is employed as an independent contractor.

         (m) "Employer" shall mean Randall's Food Markets, Inc., any of its subsidiaries and any successors thereto.

         (n) "ESOP" shall mean the Randall's Food Markets, Inc. Salaried Employee Stock Ownership Plan, as amended and restated as of June 25, 1989, and as amended from time to time.

         (o) "ESOP Trustee" shall mean the Trustee as defined in Section 1.48 of the ESOP.

         (p) "Participant" shall mean an Eligible Employee who elects to participate in the Plan through the execution of a Plan Agreement as provided for in Article III.

         (q) "Plan" shall mean the Randall's Food Markets, Inc. Key Employee Stock Purchase Plan as set forth herein and as it may be amended from time to time.

         (r) "Plan Agreement" shall mean the form of written agreement, attached hereto as Annex I, which is entered into by and between the Employer and an Eligible Employee as a condition to participation in the Plan.

         (s) "Plan Year" shall mean the Plan's accounting year of not less than fifty-two (52) nor more than fifty-three (53) weeks ending on the last Saturday in June.

         (t) "Severance from Service Date" shall mean the first date on which a Participant terminates his employment, including any terminations of employment on account of death, Disability and retirement.

         (u) "Stock Fund" shall mean the separate fund to be held by the Trustee and to be derived from a Participant's Basic, Bonus, Voluntary and Discretionary Contributions made in accordance with Article III hereof.

         (v) "Trust" or "Trust Fund" shall mean the trust to be established pursuant to Section 4.1 hereof.

         (w) "Trust Agreement" means the agreement between the Employer and the Trustee providing for the establishment and maintenance of the Trust pursuant to Section 4.1 hereof.

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         (x)  "Trustee" shall mean the trustee of the Trust or any of its delegatees pursuant to the Trust Agreement.

         (y) "Valuation Date" shall mean the last business day of the Plan Year and such additional dates as the Committee may designate.

    1.2 Construction. The masculine gender when used herein shall be deemed to include the feminine gender, and the singular may include the plural unless the context clearly indicates to the contrary. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to the entire plan and not to any particular provision or section. Wherever the words "Article" or "Section" are used in this Plan, or a cross-reference to an "Article" or "Section" is made, the Article or Section referred to shall be an Article or Section of the Plan unless otherwise specified.

                                      ARTICLE II

                            ELIGIBILITY AND PARTICIPATION

    2.1 Eligibility. In order to be eligible for participation in the Plan, an Employee must be selected by the Committee which, in its sole and absolute discretion, shall determine eligibility for participation in accordance with the purposes of the Plan.

    2.2 Participation. An Eligible Employee, having been selected to participate in this Plan by the Committee, shall, as a condition to participation, complete and return to the Committee a duly executed Plan Agreement electing to participate in the Plan and agreeing to the terms and conditions thereof.


                                     ARTICLE III

                                    CONTRIBUTIONS

    3.1 Participant's Basic Contribution. For each Plan Year, if any contributions made to the ESOP under Section 4.1(a) of the ESOP and any earnings thereon are required under Section 4.6 of the ESOP to be distributed to an Eligible Employee, the Eligible Employee may, at his discretion, contribute all or a part of such required distribution from the ESOP to the Trustee as a contribution to the Stock Fund. The Eligible Employee shall deliver to the Trustee an executed Plan Agreement and a check, made payable to, or endorsed over to, the Randall's Food Markets, Inc. Key Employee Stock Purchase Trust in an amount not in excess of the distribution made to the Eligible Employee under
Section 4.6 of the ESOP. The contribution under this Section shall hereinafter be referred to as the Participant's "Basic Contribution." Any Basic Contributions to the Stock Fund hereunder are subject to all federal or state income tax or any other related tax of the Participant.

    3.2 Participant's Bonus Contribution. For each Plan Year, any amount which the Employer determines to pay Eligible Employees as taxable compensation from its general assets on account of certain contributions to the ESOP under
Section 4.2(a) of the ESOP being unallocable to such Eligible Employee's account because of a distribution made to the Participant as set forth in Section 3.1 above and Section 4.6 of the ESOP, the Eligible Employee may, at his discretion, contribute all or a part of such additional taxable compensation paid to the Eligible Employee by the Employer to the Trustee for and on behalf of such Eligible Employee as a contribution to the Stock Fund. The Eligible Employee shall deliver to the Trustee an executed Plan Agreement and a check, made payable to, or endorsed over to the Randall's Food Markets, Inc. Key Employee Stock Purchase Trust in an amount not in excess of the taxable compensation paid the Eligible Employee as described in this Section. The contribution under this Section shall hereinafter be referred to as the Participant's "Bonus Contribution." Any Bonus Contributions to the Stock Fund hereunder are subject to all federal or state income tax or any other related tax of the Participant.

    3.3 Participant's Voluntary Contribution. Except as provided in Section 3.5, each Eligible Employee may elect to make contributions to the Trustee as a contribution to the Stock Fund through authorized payroll period deductions. All contributions made by a Participant under this Section shall be subject to all federal or state income tax or any other related tax of the Participant. A Participant may change his election as to the rate of contributions upward or downward to be effective as of the first pay period following such change. A notice of election of change shall be given to the Committee and only one (1) election change per quarter will be accepted. The contributions under this Section shall hereinafter be referred to as the Participant's "Voluntary Contribution."

    3.4 Participant's Discretionary Contribution. Each Eligible Employee may, upon receiving approval from the Committee, contribute shares of Company Stock previously acquired by the Eligible Employee or cash to the Stock Fund. Any contribution under this Section shall hereinafter be referred to as the Participant's "Discretionary Contribution."

    3.5 Voluntary Contribution Limits. For each Plan Year, the maximum amount of Voluntary Contributions a Participant may contribute to the Plan under
Section 3.3 is not to exceed twenty-five percent (25%) of the Participant's total annual Compensation for calendar year ending in the Plan Year, less (i) any or all contributions made to the ESOP on behalf of the Participant under Sections 4.1 of the ESOP, (ii) any or all Basic Contributions made by the Participant under Section 3.1 above and (iii) all Bonus Contributions made the Participant under Section 3.2 above.

                                      ARTICLE IV

                                 INVESTMENT OF FUNDS

    4.1 Establishment of Trust. The Employer shall enter into a Trust Agreement with a Trustee providing for the establishment of an irrevocable Trust, constituting an express trust under the Texas Trust Code, to which all contributions and from which all benefits provided under the Plan shall be paid. Subject to the provisions of this Article IV, the terms of the Trust Agreement as in effect from time to time shall be determined solely by the Employer and the Trustee.

    4.2 Stock Fund. The Trustee shall maintain one fund which shall be designated the "Stock Fund". Such fund shall be fully invested in Company Stock; provided that any funds in the hands of the Trustee pending investment in Company Stock may be held by the Trustee uninvested or may be invested temporarily in securities issued or guaranteed by the United States or any agency or instrumentality thereof or in commercial paper or partial interests therein. Except for shares of Company Stock which are contributed by a Participant as an Discretionary Contribution, if any, Company Stock acquired by the Committee shall be made from existing owners of Company Stock in a similar manner as the ESOP purchases shares of Company Stock for and on behalf of its participants.

    4.3 Separate Participant Account. Separate accounts shall be maintained for each Participant reflecting his interest in the Stock Fund attributable to his contributions (the "Participant Account"). Such account shall reflect on a pro rata basis gains and losses arising from investments.

    4.4 Statements to Participants. As soon as practicable after the end of each Plan Year, there shall be furnished to each Participant a statement of such Participant's interest in the Stock Fund as of the last Valuation Date in such Plan Year.

    4.5 Voting Company Stock. The Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Committee shall direct. If the Committee shall fail or refuse to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock.

    Notwithstanding the foregoing, if the Employer has a "registration-type class of securities" (as defined in Section 409(e)(4) of the Code), each Participant shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock account of such Participant is to be voted. If the Employer does not have a registration-type class of securities, each Participant in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the account of such Participant are to be exercised with respect to a corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of trade or business or such similar transaction as the Committee may determine.

                                      ARTICLE V

                                    DISTRIBUTIONS


    5.1 Severance from Service. As soon as administratively possible after a Participant's Severance from Service Date, the Committee shall instruct the Trustee to distribute to the Participant or his Beneficiary (in the case of the Participant's death) in one entire lump sum, the Participant's interest in the Trust.

    5.2 Type of Distribution. Distribution of a Participant's interest in the Trust shall be made in cash.

    5.3 Advance Distribution for Hardship. The Committee, at its own discretion and at the request of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to 100% of his account in the Stock Fund valued as of the last Valuation Date the amount necessary to satisfy the immediate and heavy financial need of the Participant. Withdrawal, without suspension of participation (as set forth in Section 5.4), under this Section shall be authorized only if the distribution is on account of:

              i) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

              ii) The purchase (excluding mortgage payments) of a principal residence for the Participant;

              iii) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or

              iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

              v) Any other events similar to those set forth above which are extraordinary and unforeseeable and beyond the control of a Participant or Beneficiary determined by the Committee.

    5.4 Withdrawals. A Participant shall be entitled on only one occasion during any sixty (60) month period to withdraw all or a portion of his or her interest in the Trust without his or her participation in the Plan being suspended. Two withdrawals from the Trust of any amount by a Participant during any sixty (60) month period shall cause the Participant to be suspended from participating in the Plan for a twelve (12) month period. Three withdrawals of any amount from the Trust by the Participant during any sixty (60) month period shall cause the Participant to be suspended from participating in the Plan for a thirty-six (36) month period. No more than three (3) withdrawals during a sixty
(60) month period are allowed under the Plan.

                                 ARTICLE VI

                              TERMINATION OF EMPLOYMENT

    Neither this Plan nor a Participant's Plan Agreement, either singularly or collectively, in any way obligate the Employer to continue the employment of a Participant with the Employer nor does it either limit the right of the Employer at any time and for any reason to terminate the Participant's employment. Termination of a Participant's employment with the Employer for any reason, whether by action of the Employer or a Participant shall immediately terminate the Participant's participation in this Plan and his Plan Agreement, and all further obligations of either party thereunder, except as may be provided in
Article V or VII and the Participant's Plan Agreement. In no event shall this Plan or a Plan Agreement constitute an employment contract of any nature whatsoever between the Employer and a Participant.

                                     ARTICLE VII

                             PLAN TERMINATION, AMENDMENT,
                              MODIFICATION OR SUPPLEMENT

    7.1 Termination. The Employer reserves the right to terminate, amend, modify or supplement this Plan or any Plan Agreement, wholly or partially, from time to time. Such right to terminate, amend, modify, or supplement this Plan or any Plan Agreement shall be exercised for the Employer by the Committee; provided, however, that:

         (a) No action to terminate this Plan or a Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than 30 days prior to such action;

         (b) The Committee shall take no action to terminate this Plan or a Plan Agreement with respect to a Participant or his Beneficiary after the payment of any benefit in accordance with Article V has commenced but has not been completed.

    7.2 Benefits Upon Termination of Plan By the Employer. In the event that the Employer terminates the Plan, the Participant shall be entitled to a distribution of an amount in cash equal to the total Participant's interest in the Trust.

                                     ARTICLE VIII

                            OTHER BENEFITS AND AGREEMENTS

    The benefits provided for a Participant and his Beneficiary hereunder and under such Participant's Plan Agreement are in addition to any other benefits available to such Participant under any other plan or plan of the Employer for its employees, and, except as may be otherwise expressly provided for, this Plan and the Plan Agreements entered into hereunder shall supplement and shall not supersede, modify, or amend any other plan or plan of the Employer or a Participant.

                                      ARTICLE IX

                        RESTRICTIONS ON ALIENATION OF BENEFITS

    No right or benefit under this Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder or under any Plan Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under this Plan or a Plan Agreement should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder or under any Plan Agreement, then such right or benefit shall, in the discretion of the Committee, be suspended, and, in such event, the Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or their dependents, or any of them, in such manner and in such portion as the Committee, in its sole and absolute discretion may deem proper.

                                      ARTICLE X

                             ADMINISTRATION OF THIS PLAN

    10.1 Appointment of Committee. The general administration of this Plan, and any Plan Agreements executed hereunder, as well as construction and interpretation thereof, shall be vested in the Committee, in its sole discretion, the number and members of which shall be designated and appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Any such member of the Committee may resign by notice in writing filed with the secretary of the Committee. Vacancies shall be filled promptly by the Board of Directors. Except for the initial Committee, each person appointed a member of the Committee shall signify his acceptance by filing a written acceptance with the secretary of the Committee.

    10.2 Committee Officials. The Board of Directors may designate one of the members of the Committee as Chairman and may appoint a secretary who need not be a member of the Committee. The secretary shall keep minutes of the Committee's proceedings and all data, records, and documents relating to the Committee's administration of this Plan and any Plan Agreement executed hereunder. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more of its members or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

    10.3 Committee Action. All resolutions or other actions taken by the Committee shall be by the vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

    10.4 Committee Rules and Powers - General. Subject to the provisions of this Plan, the Committee shall from time to time establish rules, forms, and procedures for its administration of this Plan, including Plan Agreements. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret this Plan and any Plan Agreements, and to decide any and all matters arising thereunder or in connection with the administration of this Plan and Plan Agreements, and it shall endeavor to act, whether by general rules or by particular decisions, so as to not discriminate in favor of or against any person. Such decisions, actions, and records of the Committee shall be conclusive and binding upon the Employer and all persons having or claiming to have any right or interest in or under this Plan.

    10.5 Reliance on Certificates, etc. The members of the Committee and the officers and directors of the Employer shall be entitled to rely on all certificates and reports made by duly appointed accountants, and on all opinions given by any duly legal counsel. Such legal counsel may be counsel for the Employer.

    10.6 Liability of Committees. No member of the Committee shall be liable for any act or omission of any other member of the Committee, or for any act or omission on his part, excepting only his own willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related expenses reasonably incurred in connection with a claim asserted, or a proceeding brought, or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member any be entitled as a matter of law.


    10.7 Determination of Benefits. In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify, under this Plan and any Plan Agreement, the amount and kind of benefits from time to time payable to Participants and their Beneficiaries, and to authorize all disbursement for such purposes.

    10.8 Information to Committee. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require.


                                      SECTION XI

                                   CLAIM PROCEDURE

    11.1 Filing Original Claim. Any person who believes he has been wrongfully denied benefits under the Plan or a Plan Agreement may submit a written claim for benefits to the Committee. If any portion of the claim for benefits is denied, the Committee shall give notice stating the reason for the denial, a reference to the Plan provision or Plan Agreement, regulation, procedure, determination or other matter on which the denial was based, a description of any additional information or materials necessary to complete the claims procedure, and an explanation of this review procedure. This notice shall be sent to the address stated on the employee's claim within a reasonable period of time after receipt of claim.

    11.2 Appeal to Committee. Any employee, former employee, or beneficiary of either, who has been denied a benefit under the Plan or Plan Agreement by a decision of the Committee shall be entitled to request the Committee to give further consideration to his claim by filing with the Committee a written request for a review of the decision of denial. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Committee no later than 60 days after receipt of the written notification of the denial of the claim for benefits. The Committee shall consider a claim as promptly as practicable and will attempt to make its decision within 60 days of receipt of the request for review, and no later than 120 days after the date.

                                     SECTION XII

                                    MISCELLANEOUS

    12.1 Reliance Upon Information. The Board of Directors of the Employer and the Committee may rely upon any information supplied to them by any officer of the Employer, the Employer's legal counsel or by the Employer's independent public accountants in connection with the administration of the Plan and the related Plan Agreement, and shall not be liable for any decision or action in reliance thereon.

    12.2 Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the State of Texas; and the validity, construction, interpretation and effect of the Plan and all rights of any and all persons having or claiming to have any interest in the Plan shall be governed by the laws of the State of Texas.

    12.3 Severability. All provisions herein are severable and in the event any one of them shall be held invalid by any court of competent jurisdiction, the Plan shall be interpreted as if such invalid provision was not contained herein.

    12.4 Headings. The headings of the sections of this Plan are inserted for convenience only and shall not be deemed to constitute a part of this Plan.

    12.5 Non-Waiver. Failure on the part of any party in any one or more instances to enforce any of its rights which arise in connection with this Plan or a related Plan Agreement or to insist upon the strict performance of any of its terms, conditions, or covenants of this Plan shall not be construed as a waiver or a relinquishment for the future of any such rights, terms, conditions, or covenants. No waiver of any condition of this Plan or related Plan Agreement shall be valid unless it is in writing.

    12.6 Plan on File. The Employer shall place this Plan on file in the office of its principal place of business.

    12.7 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.


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


    Signed this 25th day of March, 1993.

                        RANDALL'S FOOD MARKETS, INC.



                        By: Jan Schilmoeller
                        --------------------
                        Title: Vice President, Risk Management
                        --------------------------------------

ATTEST:


Joe Rollins
------------
(Secretary)


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



2.2      PARTICIPATION
3.1      PARTICIPANTS CONTRIBUTIONS
4.1      ESTABLISHMENT OF TRUST
5.1      SEVERANCE FROM SERVICE
5.4      WITHDRAWALS
3.2      DEFERRED COMP EARNINGS
7.2      BENS UPON TERM BY EMPLOYER



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